SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                --------------


                                CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


                                JUNE 11, 1998
                                Date of Report
                       (Date of earliest event reported)


                                --------------


                        ADVANCED TISSUE SCIENCES, INC.
            (Exact name of registrant as specified in its charter)


                                --------------


          Delaware                     0-016607               14-1701513
          --------                     --------               ----------
(State or other jurisdiction         (Commission           (I.R.S. Employer
of incorporation or organization)     File No.)           Identification No.)


  10933 North Torrey Pines Road, La Jolla, California          92037
  ---------------------------------------------------          -----
       (Address of principal executive offices)              (Zip Code)


      Registrant's telephone number, including area code:  (619) 450-5730

Item 5.  Other Events

On June 11, 1998, Advanced Tissue Sciences, Inc. (the "Company") issued a press release reporting that the U.S. Food and Drug Administration (FDA) had requested an additional controlled clinical trial be completed in support of its Premarket Approval (PMA) application of Dermagraft(R) in the treatment of diabetic foot ulcers. As had been previous reported, the Company stated that since the panel meeting the FDA continued to raise concerns about basing approval on a retrospective analysis on a subset of the data together with a post-marketing study to confirm efficacy. The FDA indicated the PMA application was not approvable without supportive data from the additional clinical trial. The Company also reported the FDA had suggested that a Treatment Investigational Device Exemption (IDE) be submitted. The Treatment IDE is a new regulatory provision for devices that permits companies to make available promising new products under an agreed clinical protocol to patients with serious diseases for which there is no satisfactory alternative.

Separately, the Company reported it requested a re-inspection of its manufacturing facility and that the FDA has scheduled the re-inspection for August 1998.

The press release is attached hereto as Exhibit 28.


Item 7.  Exhibits

    Exhibit
    Number                 Description
    -------                -----------

      28         Press Release of the Company dated June 11, 1998



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                          ADVANCED TISSUE SCIENCES, INC.


Date:  June 17, 1998                      By: /s/ Arthur J. Benvenuto
                                             ----------------------------
                                             Arthur J. Benvenuto
                                             Chairman and Chief Executive
                                              Officer

                                 EXHIBIT INDEX


  Exhibit
  Number                      Description                             Page
  -------                     -----------                             ----

    28        Press Release of the Company dated June 11, 1998